UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — May 8, 2012

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

(610) 594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

(a)           Tender Offer

On May 8, 2012, West Pharmaceutical Services, Inc (“West”) issued a press release announcing that it has commenced a tender offer to purchase for cash any and all of its outstanding 4.00% Convertible Junior Subordinated Debentures Due 2047 (CUSIP No. 955306 AA 3).  The tender offer is being made upon the terms and subject to the conditions set forth in West’s Offer to Purchase, dated May 8, 2012, and the related Letter of Transmittal, and will expire at 12:00 midnight, New York City time, on June 5, 2012, unless it is extended or earlier terminated by West.  A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

(b)           Private Placement of Debt Securities

On May 8, 2012, West announced that it intends to commence an offering of senior debt securities in a private placement (the “Private Placement”) exempt from registration under the Securities Act.  West expects to use the net proceeds of the Private Placement to refinance amounts that it anticipates it will borrow under its revolving credit facility to pay the purchase price for the Debentures that it accepts for purchase in the Offer.  A copy of the press release is filed as Exhibit 99.2 to this report and incorporated herein by reference.

West does not intend to register the senior debt securities under the Securities Act, and the senior debt securities may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description

99.1	Press release dated May 8, 2012 announcing commencement of tender offer.
99.2	Press release dated May 8, 2012 announcing intention to commence offering of senior debt securities in a private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ William J. Federici
William J. Federici, Vice President and
Chief Financial Officer

May 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 8, 2012 announcing commencement of tender offer.
99.2	Press release dated May 8, 2012 announcing intention to commence offering of senior debt securities in a private placement.